Exhibit 10.1
EXECUTION VERSION
AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 6, 2025 (the “Amendment Effective Date”), among NCPCIF SPV II, LLC (together with its successors and assigns, the “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A. (together with its successors and assigns, the “Administrative Agent”) and NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND (together with its successors and assigns, the “Servicer”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Servicer, U.S. Bank Trust Company, National Association, as the collateral administrator, and U.S. Bank National Association, as the collateral custodian, are party to the Credit Agreement, dated as of April 19, 2022 (as amended, restated, supplemented or otherwise modified prior to the date hereof and from time to time, the “Credit Agreement”), providing, among other things, for the creation of a revolving credit facility by the Lenders for the Borrower;

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Servicer desire to amend and otherwise modify the Credit Agreement, in accordance with Section 11.01 of the Credit Agreement and subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1     Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendments to the Credit Agreement

SECTION 2.1     As of the Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1    The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Effective Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (other than any representation and warranty that is made as of a specific date). The Servicer hereby represents and warrants to the Administrative Agent and the Lender that, as of the Amendment Effective Date, no Servicer Termination Event has occurred and is continuing.

SECTION 3.2    The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Borrower’s Organization Documents; (b) result in any material breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any material payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any applicable Law.

ARTICLE IV

Conditions Precedent

SECTION 4.1    This Amendment shall become effective as of the Amendment Effective Date upon:

(a)the execution and delivery of this Amendment by the Lenders, the Administrative Agent, the Servicer and the Borrower; and

(b)payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents.

ARTICLE V

Miscellaneous

SECTION 5.1    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2    Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3    Ratification; No Novation. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder. For the avoidance of doubt, the provisions of Section 11.20 of the Credit Agreement are incorporated by reference into this Amendment mutatis mutandis as if set forth in full herein.

SECTION 5.4    Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5     Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]
    2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

NCPCIF SPV II, LLC, as Borrower
By: Nuveen Churchill Private Capital Income Fund, its sole member
By:    /s/ Shaul Vichness
Name: Shaul Vichness
Title: Chief Financial Officer

[Signature Page to Amendment No. 5 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent
By:    /s/ Bryson Brannon
Name: Bryson Brannon
Title: Director

[Signature Page to Amendment No. 5 to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender
By:    /s/ Bryson Brannon
Name: Bryson Brannon
Title: Director

[Signature Page to Amendment No. 5 to Credit Agreement]

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND, as Servicer
By:    /s/ Shaul Vichness
Name: Shaul Vichness
Title: Chief Financial Officer
[Signature Page to Amendment No. 5 to Credit Agreement]

Appendix A

EXECUTION VERSION CONFORMED THROUGH AMENDMENT NO. ~~4~~ 5 DATED ~~S EPTEMBER~~
~~1 9~~FEBRUARY 6, ~~2 024~~2025

CREDIT AGREEMENT

among

CHURCHILL NCPCIF CLO-I LLC (F/K/A NCPIF SPV I LLC)
as Initial Borrower,

THE CO-BORROWERS FROM TIME TO TIME PARTY HERETO, THE LENDERS PARTY HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent,

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND,
as Servicer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Administrator

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Custodian

and

BANK OF AMERICA, N.A.,
as
Sole Lead Arranger and Sole Book Manager

Dated April 19, 2022

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.12. If the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments by any Lender and to any Lender’s status as a Defaulting Lender at the time of such determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from and after the Fourth Amendment Effective Date, with respect to any Interest Period and determined in connection with the calculation of the Borrowing Base as of the most recent Determination Date preceding the beginning of such Interest Period, a per annum rate equal to (i) the sum of (a)(x) ~~1 .75~~1.60% multiplied by (y) the lesser of (1) the Adjusted Principal Balance of all Eligible Collateral Assets that are Qualifying Syndicated Loans or (2) 30% of the Adjusted Principal Balance of all Eligible Collateral Assets, plus (b) (x) 2.00% multiplied by (y) the Adjusted Principal Balance of all Eligible Collateral Assets minus the amount determined in clause (i)(a)(y) above divided by (ii) the Aggregate Adjusted Principal Balance.

“Approval Notice” means, with respect to any Collateral Asset, a copy of a notice executed by the Administrative Agent substantially in the form of Exhibit I, evidencing, among other things, the approval of the Administrative Agent, in its sole discretion, of such Collateral Asset.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Lender” means a Person that owns and invests on a discretionary basis $25,000,000 or more in securities other than securities of an issuer that controls, is controlled by, or is under common control with, such Person; provided that, in determining whether a Person is an Approved Lender, there shall be deducted from the amount of such Person’s securities the amount of any outstanding indebtedness incurred to acquire the securities owned by such Person.

“Arranger” means Bank of America, an affiliate of BofA Securities, Inc., in its capacity as sole lead arranger and sole book manager.

“Assigned Value” means, as of any date of determination (i) with respect to any Collateral Asset other than a Qualifying Syndicated Loan, the lowest of (a) the Purchase Price with respect to such Collateral Asset, (b) 100% and (c) the value of such Collateral Asset (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion (x) as of the applicable Cut-Off Date or (y) at any time from time to time following the occurrence of a Revaluation Event with respect to such Collateral Asset; and (ii) with respect to any Collateral Asset that is a Qualifying Syndicated Loan, the lower of (a) the Purchase Price charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility, in each case whether or not having the force of law.

“Lender Fee Letter” means any letter agreement between the Initial Borrower, each Co-Borrower from time to time party thereto and a Lender.

“Lender Fees” has the meaning specified in Section 2.07(c)(ii).
“Lenders” has the meaning specified in the Preamble.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing the Borrower and the Administrative Agent.

“Lien” means any assignment by way of security, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Security Agreement, the Account Control Agreement, each Assignment and Assumption, the Sale Agreement, the Master Participation Agreement, each Co-Borrower Joinder, each Note, the Collateral Administrator and Collateral Custodian Fee Letter and the Fee Letters.

“Loan Notice” means a notice of (a) a Borrowing or (b) a conversion of Loans from one Type to the other, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Make-Whole Fee” has the meaning specified in Section 2.07(b).

“Make-Whole Percentage” means (a) prior to the ~~f irst~~15-month anniversary of the Fourth Amendment Effective Date, 2.0%, (b) on and after the ~~f irst~~15-month anniversary of the Fourth Amendment Effective Date and prior to the ~~s econd~~27-month anniversary of the Fourth Amendment Effective Date, 0.5% and (c) thereafter, zero.

“Master Agreement” has the meaning specified in Section 11.23(c)(v).

“Master Participation Agreement” means each of (a) the Master Participation and Assignment Agreement, dated as of March 31, 2022, between the Initial Borrower and TIAA, as such Master Participation and Assignment Agreement is amended and restated by the Amended and Restated Sale Agreement after the Closing Date and (b) any other master participation